UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                             PENN-AMERICA GROUP,INC
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[LOGO OMITTED]


April 12, 2004


Dear Shareholder:

With great pleasure, I have enclosed Penn-America's 2003 Annual Report to Shareholders. It details the most successful year in the company's history, by every measure, including gross written premiums, GAAP underwriting income, operating income, net income and net cash provided by operations. As you know, we shared this success with shareholders by increasing our cash dividend on our common stock two times during 2003, and in February 2004, we increased the dividend another 12% to the current annual rate of $.24 per share.

The enclosed report continues our tradition of featuring some of the general agents and employees who are at the foundation of our success. It also reflects our continuing effort to improve our efficiency in every aspect of the business: you'll see that we have adopted the "10-K wrap" format to reduce the time and costs associated with preparing this report.

I also have enclosed our Proxy Statement. It reflects changes we propose to conform with the New York Stock Exchange regulation that requires us to have a majority of independent directors on our board. To accomplish this, two Saltzman family members, my sister, Jami Saltzman-Levy and my brother, Tony Saltzman will not stand for re-election at the May 13 annual meeting. Both have served you well and all of us are grateful for the many contributions they have made to our success. We also have invited Martin Sheffield, CPCU, an independent financial consultant, to stand for election to the board at the annual meeting. (Mr. Sheffield served previously on our board, from May 2001 to January 2003, and we would welcome his return.) As the result of these changes, and with the tragic loss of our board member Paul Simon, we expect to reduce the total size of our board from nine to seven members.

Paul Simon's unexpected death was a great loss to our company and to our nation. Mr. Simon was best known for his distinguished service as a two-term United
States Senator, a presidential aspirant, the author of 13 books and his reputation for honesty. During his tenure on our board, he served all of us shareholders with great skill and humor. Many of us were very close with Paul and we have been deeply saddened by his loss.

I thank you for your continued support as a shareholder. All of us at Penn-America will continue to work diligently to earn it, year after year.

Sincerely,


/s/ Jon S. Saltzman
-------------------------------------
Jon S. Saltzman
President and Chief Executive Officer

                                 [LOGO OMITTED]

                            PENN-AMERICA GROUP, INC.
                                420 S. York Road
                           Hatboro, Pennsylvania 19040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 2004


         The Annual Meeting of Shareholders (the "Meeting") of Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), will be held on May 13, 2004 at 10:00 a.m., local time, at the Company's offices at 420 S. York Road, Hatboro, Pennsylvania, for the following purposes:

1. To elect directors to hold office until the Annual Meeting of Shareholders in 2005 and until their respective successors are duly elected and qualified;

2. To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 20,000,000 shares to 30,000,000 shares; and

3. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

         All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to date, sign and return the enclosed proxy promptly. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy.

                       By Order of the Board of Directors,

                                                   Garland P. Pezzuolo
                                                   Secretary

April 12, 2004

         Annual Reports to Shareholders, including financial statements, are being mailed to shareholders together with these proxy materials, commencing on or about April 12, 2004.

                                 [LOGO OMITTED]

                            PENN-AMERICA GROUP, INC.
                                420 S. York Road
                           Hatboro, Pennsylvania 19040


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 13, 2004

                            -----------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting"), which is scheduled to be held at 10:00 a.m., local time, on May 13, 2004, at 420 S. York Road, Hatboro, Pennsylvania for the purposes set forth in the foregoing notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 12, 2004.

         The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the nominees to the Board of Directors in the election of directors and "FOR" an increase in the number of shares of authorized Common Stock.

         Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

         Each shareholder of record at the close of business on March 31, 2004 is entitled to one vote for each share held. At the close of business on March 15, 2004, there were outstanding 14,765,052 shares of the Company's Common Stock, $.01 par value ("Common Stock"). The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Meeting. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

         In the election of directors, the nominees receiving a plurality of the votes cast at the Meeting shall be elected. Relative to the proposal to increase the number of shares of authorized Common Stock, and in approval of all other matters to be submitted to the shareholders, an affirmative vote of a majority of the votes cast at the Meeting is required. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

Security Ownership of Management and Principal Shareholders

         The table below sets forth certain information as of March 15, 2004 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's President and CEO and the executive officers listed in the Compensation Table on page 9, and (iv) all directors and executive officers as a group. On March 15, 2004, there were 14,765,052 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed.



                                                                       Amount Beneficially             Percent
Name of Beneficial Owner                                                 Owned (1)(2)(3)             of Class**
------------------------                                             ---------------------           ----------

Penn Independent Corporation.............................                4,631,250                      30.4%
      420 S. York Road
      Hatboro, PA  19040

Irvin Saltzman...........................................                4,743,750 (4)                  31.2%
      420 S. York Road
      Hatboro, PA  19040

Jon S. Saltzman..........................................                4,815,525 (5)                  31.6%
Jami Saltzman-Levy.......................................                4,632,635 (6) (7)              30.4%
E. Anthony Saltzman......................................                4,631,250 (8)                  30.4%
Richard L. Duszak........................................                    7,500                        *
Charles Ellman...........................................                  108,750 (9)                    *
Robert A. Lear...........................................                   76,500                        *
M. Moshe Porat, Ph.D., CPCU..............................                   70,300 (10)                   *
Martin Sheffield.........................................                    5,000                        *
Joseph F. Morris.........................................                   52,496                        *
J. Ransley Lennon........................................                   44,703                        *
Garland P. Pezzuolo......................................                   13,533 (11)                   *
John D. Curry............................................                   15,340                        *
Morgan Stanley...........................................                1,104,379                       7.3%
FMR Corporation..........................................                1,255,350                       8.2%
All executive officers and directors
      as a group (13 persons)............................                5,323,532                      35.0%


-----------
*    Less than 1%
** Includes shares outstanding as of March 15, 2004, and stock options exercisable within sixty (60) days of the mailing of this Proxy. (1) Includes shares of restricted stock awarded to certain officers of the
         Company under the Company's 2002 Stock Incentive Plan, which have not yet vested but which vest immediately in the event of a "change in control" (as that term is defined in the relevant agreements), and over which such persons maintain voting power, as follows: 6,000 shares for Mr. Morris and 9,000 shares for Mr. Curry.
(2) Includes stock options exercisable within sixty (60) days of the date of the mailing of this Proxy, as follows: 112,500 for Mr. Irvin Saltzman; 95,025 for Mr. Jon Saltzman; 58,500 for Mr. Lear; 59,750 for Dr. Moshe Porat; 46,250 for Mr. Ellman; 5,000 for Mr. Duszak; 25,908 for Mr. Lennon; 28,496 shares for Mr. Morris; and, 6,783 shares for Ms. Pezzuolo.
(3) Includes shares acquired by certain executives under a Company-sponsored executive loan program approved by the Board of Directors between 2000 and 2001 (see "Certain Transactions"), as follows: Jon S. Saltzman,

         71,250 shares; Joseph F. Morris, 9,000 shares; J.Ransley Lennon, 16,500 shares; and, Garland P. Pezzuolo, 6,000 shares.
(4) Of these shares, 4,631,250 are owned of record by Penn Independent Corporation. Mr. Irvin Saltzman, Chairman of the Board of Directors, owns 45.94% of the outstanding voting securities of Penn Independent.
(5) Of these shares, 4,631,250 are owned of record by Penn Independent. Mr. Jon S. Saltzman, collectively with Ms. Jami Saltzman-Levy and Mr. E. Anthony Saltzman, serves as a trustee of five trusts that own a total of 48.17% of the outstanding voting securities of Penn Independent. Additionally, Mr. Jon Saltzman serves individually as trustee of two trusts that collectively own 1.02% of the outstanding voting securities of Penn Independent. Mr. Jon Saltzman also owns .11% of the outstanding voting securities of Penn Independent in his own name. The total number of shares of Company common stock owned by Mr. Jon Saltzman includes 71,250 shares that are owned jointly with his spouse, and excludes 12,225 shares held by Mr. Jon Saltzman's spouse to which he disclaims beneficial ownership.
(6) Of these shares, 4,631,250 are owned of record by Penn Independent. Ms. Jami Saltzman-Levy, collectively with Mr. Jon S. Saltzman and Mr. E. Anthony Saltzman, serves as trustee of five trusts that own a total of 48.17% of the outstanding voting securities of Penn Independent. Additionally, Ms. Jami Saltzman-Levy serves individually as trustee of nine trusts that collectively own 4.31% of the outstanding voting securities of Penn Independent. Ms. Jami Saltzman-Levy also owns .11% of the outstanding voting securities of Penn Independent in her own name.
(7) 1,385 of such shares are owned jointly with her spouse. (8) These shares are owned of record by Penn Independent. Mr. E. Anthony Saltzman, collectively with Ms. Jami Saltzman-Levy and Mr. Jon S. Saltzman, serves as trustee of five trusts that own a total of 48.17% of the outstanding voting securities of Penn Independent. Mr. E. Anthony Saltzman also owns .11% of the outstanding voting securities of Penn Independent in his own name. The total number of shares of Company Common Stock owned by Mr. E. Anthony Saltzman excludes 18 shares held by his wife to which he disclaims beneficial ownership.
(9) Excludes 45,000 shares held by Mr. Ellman's wife to which Mr. Ellman disclaims beneficial ownership.
(10)     10,550 of such shares are owned jointly with his spouse.
(11)     750 of such shares are owned jointly with her spouse.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees for Election

         At the Meeting, the shareholders will elect 7 directors to hold office until the Annual Meeting of Shareholders in 2005 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Irvin Saltzman, Jon S. Saltzman, Richard
L. Duszak, Charles Ellman, Robert A. Lear, M. Moshe Porat, and Martin Sheffield. But for Mr. Sheffield, all of the nominees are presently members of the Board of Directors of the Company.1

         The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.




-------------------------

 1         Mr.  Sheffield  was a member of the Board of Directors of the Company from May 2001 until January 17, 2003, when he resigned due to insurance regulatory commitments associated with his affiliation with the Ward Group, which affiliation has since terminated. See Mr. Sheffield's biography below.

     Set forth below is certain information concerning the nominees for election as directors:


                                               Director
Name                              Age           Since         Position with the Company
----                              ---          ---------      -------------------------

Irvin Saltzman.............       81             1993         Chairman, Director
Jon S. Saltzman............       46             1993         President and CEO, Director
Richard L. Duszak..........       63             2003         Director
Charles Ellman.............       75             1994         Director
Robert A. Lear.............       58             1993         Director
Dr. M. Moshe Porat.........       57             1994         Director
Martin Sheffield...........       53               --         Nominee Director




         Irvin Saltzman is the founder of Penn-America Insurance Company ("Penn-America"), the wholly-owned subsidiary of the Company, and of Penn Independent Corporation ("Penn Independent"), an insurance enterprise which owns 31.4% of the outstanding shares of the Company as of December 31, 2003. Mr. Saltzman has been Chairman of the Board of Directors of the Company since its formation in July 1993. He has been active in the insurance industry since 1947. Mr. Saltzman is the father of Mr. Jon S. Saltzman. See "Certain Transactions."

         Jon S. Saltzman has been President and Chief Executive Officer ("CEO") of the Company since its formation in July 1993, is a director of Penn Independent since 1987 and was an officer of Penn Independent from 1985 to May of 2003. He has been President, CEO and Director of Penn-America since July 1993. Mr. Saltzman was President and Chief Operating Officer of Penn-America from June 1989 until July 1993, and was Vice President, Marketing of Penn-America from January 1986 until June 1989. Prior to that time, he was an underwriter and a broker with Delaware Valley Underwriting Agency, Inc. ("DVUA"), a wholly owned subsidiary of Penn Independent. Mr. Saltzman is Mr. Irvin Saltzman's son.

         Richard L. Duszak, CPA, retired from full-time employment as an audit partner in January of 2000 after more than 36 years with the public accounting firm of KPMG LLP. He currently chairs The CEO Group, an organization of chief executive officers that functions as an advisory board. In March of 2004, Mr. Duszak assumed the role of Chief Financial Officer of Pine Environmental Services, Inc., a privately-owned company offering environmental monitoring, sampling and safety equipment. Mr. Duszak is a member of the Compensation and Audit Committees and has been designated the "audit committee financial expert", as that term is defined by the Securities and Exchange Commission. Mr. Duszak is also the Chairman of the Nominating and Corporate Governance Committee.

         Charles Ellman has been a Director of the Company since 1994 and was a Director of Penn-America from May 1976 until May 1995. Prior to 1994, Mr. Ellman was Vice Chairman and a Director of Penn Independent. Mr. Ellman is a member of the Compensation and the Nominating and Corporate Governance Committees and is the Chairman of the Audit Committee.

         Robert A. Lear has been President and CEO of Penn Independent since September 1996 and previously served as Executive Vice President-Finance from 1994 to August 1996. He was Vice President-Finance and Chief Financial Officer of the Company from its formation in July 1993 until March 1995. Mr. Lear was a Director of Dynasil Corporation of America from February 1998 to June of 2003; and was a Director of Mountainview Indemnity, a Bermuda-based, privately held captive affiliated with the Chubb Group, from 2001 to May of 2003. Prior to joining Penn Independent, Mr. Lear had over 15 years of public accounting experience, specializing in the insurance industry. Mr. Lear is a certified public accountant.

         Dr. M. Moshe Porat has been Dean of the Fox School of Business and Management at Temple University since August 1996; and previously was the Joseph
E. Boettner Professor and Chairman of the Risk Management, Insurance and Actuarial Science Department at the Temple University School of Business and Management for eight years. Prior to joining Temple University, Dr. Porat was the Deputy General Manager of IHUD Insurance Agencies Ltd., an international insurance brokerage firm. Dr. Porat serves on the boards of the Penn Economy League, the Philadelphia Workforce Investment Board, the America-Israel Chamber of Commerce and the Master High Charter

School, all privately-owned and/or not-for-profit organizations. Dr. Porat is a member of the Audit and Nominating and Corporate Governance Committees and is the Chairman of the Compensation Committee.

         Martin Sheffield is a principal with Sheffield Consulting, a consulting firm specializing in the insurance industry. Prior to forming Sheffield Consulting in 2003, Mr. Sheffield was Chief Operating Officer and Director of the Ward Group, an insurance consulting firm in Cincinnati. Prior to this, Mr. Sheffield was a Vice President at A.M. Best Company, the leading rating agency for the insurance industry from 1995 to 2000. From 1971 to 1994, Mr. Sheffield served as President of Co-Operative Insurance Company of Western New York, a regional New York mutual company that was eventually de-mutualized (under his guidance) and sold to Erie Insurance Group. Mr. Sheffield has a total of over thirty-two (32) years' experience in the insurance industry. Mr. Sheffield was a member of the Board of Directors of the Company from 2001 until January 17, 2003, when he resigned due to insurance regulatory commitments associated with his affiliation with the Ward Group.


Executive Officers Who Are Not Directors or Nominees

     The executive officers of the Company include:

     Irvin Saltzman               Chairman
     Jon S. Saltzman              President and CEO
     Joseph F. Morris             Sr. Vice President, Chief Financial Officer
                                  and Treasurer
     Garland P. Pezzuolo          Vice President, Secretary and General Counsel

Biographical information concerning Irvin Saltzman and Jon S. Saltzman is set forth above. Biographical information for Joseph F. Morris and Garland P. Pezzuolo is as follows:

         Joseph F. Morris, 49, has been Senior Vice President, Chief Financial Officer and Treasurer for the Company and its wholly-owned subsidiary, Penn-America Insurance Company and that company's wholly-owned subsidiary, Penn-Star Insurance Company, since September of 2000. In this role, he is responsible for all financial management and reporting activities for the Company. Prior to September of 2000, Mr. Morris was employed for 21 years with Reliance Insurance Company where he served in several positions for that company's commercial and specialty insurance businesses, most recently as Regional Vice President, Commercial Accounts Division. From 1976 to 1979, he was a senior auditor with Touche Ross & Co. Mr. Morris holds a B.S. degree in Accounting from The Pennsylvania State University and an M.B.A. degree in Financial Management from Drexel University. Mr. Morris earned a Certified Public Accounting (CPA) designation in 1978. He is currently on the Board of Directors of the Insurance Society of Philadelphia and has previously held the positions of Chairman, Vice-Chairman and Treasurer.

         Garland P. Pezzuolo, J.D., 39, is Vice President, Secretary and General Counsel for the Company and its wholly-owned subsidiary, Penn-America Insurance Company and that company's wholly-owned subsidiary, Penn-Star Insurance Company. Ms. Pezzuolo oversees all legal matters for these companies, including general corporate and legal, insurance and securities regulatory compliance, licensing, contracts, and employment matters. She also assists with management of the daily operations of these companies. Prior to joining Penn-America in March of 1997, she held positions in Philadelphia as judicial clerk to the Honorable Frank J. Montemurro, Jr., then of the Pennsylvania Superior Court, and for six years was associated with the Insurance Coverage Litigation Department of Cozen O'Connor, attaining the status of junior partner. Ms. Pezzuolo holds a B.S. degree in International Business from Grove City College in Grove City, Pennsylvania
(1986), and a J.D. degree from the Duquesne University School of Law in Pittsburgh, Pennsylvania (1990). She is admitted to practice law in Pennsylvania.

Meetings and Committees of the Board of Directors

         The Board of Directors ("Board") held 6 meetings in 2003. The Board has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. All members of each of these Committees are non-employee and "independent" directors as required by and determined in accordance with the New York Stock Exchange Listing Standards. Each of the members' compensation is based solely on that of an outside director serving on the Board and at least one committee of the Board.

         The Compensation Committee met 2 times in 2003 and met 1 time in February of 2004. Prior to the untimely death of former Senator and Director Paul Simon on December 9, 2003, this Committee consisted of Dr. Porat (Chairman) and Messrs. Ellman and Simon. The Committee was re-organized by the Board on January 26, 2004 to include members Dr. Porat (Chairman) and Messrs. Ellman and Duszak. Information regarding the functions performed by this Committee is provided in the "Report of Compensation Committee", set forth below.

         The Audit Committee met 13 times in 2003. Members of this Committee are Messrs. Ellman and Duszak and Dr. Porat, with Mr. Ellman serving as Chairman. As previously indicated, these directors are all "independent" as required by and determined in accordance with New York Stock Exchange Listing Standards. The Board of Directors has determined that no one has a relationship to the Company that may interfere with their independence from the Company and its management. The Board of Directors has also designated Audit Committee member Richard L. Duszak as an "audit committee financial expert", as that term is defined by the Securities and Exchange Commission. Each Audit Committee member's compensation is based solely on that of an outside director serving on the Board and at least one committee of the Board. Information regarding the functions performed by the Audit Committee is provided in the "Report of the Audit Committee", set forth below. The Audit Committee is governed by a written charter approved by the Board of Directors, attached to this proxy statement as Appendix 1.

         The Nominating and Corporate Governance Committee met 1 time in 2003. In February 2004, the Nominating and Corporate Governance Committee met and recommended the nominees for election to the Board of Directors. Prior to the untimely death of former Senator and Director Paul Simon on December 9, 2003, the members of this Committee consisted of Messrs. Simon (Chairman) and Duszak and Dr. Porat. The Committee was re-organized by the Board on January 26, 2004 to include Messrs. Duszak (Chairman) and Ellman and Dr. Porat. Information regarding the functions performed by this Committee is provided in the "Report of Nominating and Corporate Governance Committee", set forth below.

         Anyone who has a question or concern they wish to raise with a non-management director of the Company may do so by contacting the Company's General Counsel at 420 S. York Road, Hatboro, PA 19040, or by contacting either Charles Ellman (a non-management director and Chairman of the Audit Committee) or Richard L. Duszak (a non-management director and Chairman of the Nominating and Corporate Governance Committee). Their contact information can be found on the Company's web site at http://www.penn-america.com/CorpGovernance/ Non-ManagementDirectorProcedures.pdf.


                                 PROPOSAL NO. 2

        APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

         On March 17, 2004, the Board of Directors approved an amendment to the Company's Certificate of Incorporation, as amended ("the Certificate"), to increase the aggregate number of authorized shares of Common Stock from 20,000,000 to 30,000,000 and directed that this amendment be submitted to shareholders for their approval at the annual meeting.

         The Certificate originally authorized 10,000,000 shares of Common Stock. As approved by shareholders on May 12, 1997, the Certificate was amended June 12, 1997 to reflect authorization of 20,000,000 shares of Common Stock. As of March 15, 2004, 14,765,052 of the 20,000,000 shares were issued and outstanding; 241,365 were reserved for issuance under the Company's General Agent Contingent Commission Plan; 553,795 were reserved for issuance under the Company's 2002 Stock Incentive Plan; and, 622,042 were reserved pursuant to outstanding option grants. Thus, only 3,817,746 additional shares are authorized and available for issuance. The Board of

Directors is concerned that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the flexibility it needs in today's competitive, fast changing environment.

         Although there are no such present agreements, understandings and/or plans for the issuance of any of the additional shares that would be authorized by the Amendment, the Board considers it desirable that the Company have a reasonable amount of Common Stock available for issuance for possible stock offerings, stock dividends, stock splits, employee benefit plans, corporate mergers, acquisitions of property, or other corporate purposes. Having additional shares available for issuance, without the expense and delay of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility. The issuance of shares authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

         There are no preemptive rights with respect to the Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares now authorized. If the Amendment is approved by the shareholders, it will become effective upon executing, acknowledging, filing and recording a Certificate of Amendment required by the General Corporation Law of Pennsylvania.

         If approved, the text of the first paragraph of Article 3 of the Certificate would read in its entirety as follows:

         3: The total number of shares of stock which the corporation shall have the authority to issue is thirty million (30,000,000) shares of Common Stock, having a par value of $0.01 per share.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation earned during each of the last three fiscal years by the Company's President and CEO and by the four next most highly compensated executive officers as of December 31, 2003 (hereinafter collectively referred to as the "named executive officers").


                                                                                 Long-Term Compensation
                                          Annual Compensation                         Awards
                                          -------------------                         -----
Name and                                                Other Annual       Restricted      Securities     All Other
Principal                                       Bonus   Compensation          Stock        Underlying   Compensation
Position               Year      Salary($)     ($)(1)   ($)(2)(3)        Award(s)($)(4)   Options(#)(5)    ($)(6)
--------               ----      ---------     ------------------------- --------------   -------------  ------------

Jon S. Saltzman         2003        395,877     225,000        ---                 ---            ---        6,000
President and Chief     2002        361,262     174,800     17,461                 ---            ---        5,500
Executive Officer       2001        310,969     100,000     14,944                 ---         68,813          ---

Joseph F. Morris        2003        225,231     144,375     26,133                 ---            ---        8,009
Sr. Vice President,     2002        206,250     100,000     12,924                 ---            ---        6,700
Chief Financial         2001        192,923      75,000     11,931                 ---         29,490        7,064
Officer and Treasurer

John D. Curry (7)       2003        166,000      70,000     23,674                 ---            ---        7,800
Vice President,         2002        108,573      41,400        ---             155,000            ---        3,002
Underwriting and
Marketing

J. Ransley Lennon       2003        144,846      67,500        ---                 ---            ---        6,846
Vice President,         2002        136,385      50,000        ---                 ---            ---        4,994
Information             2001        117,346      34,500        ---                 ---         16,958        4,539
Technology

Garland P. Pezzuolo     2003        132,538      58,750        ---                 ---            ---        7,370
Vice President,         2002        121,000      50,000        ---                 ---            ---        6,040
Secretary and           2001        109,039      34,500        ---                 ---         16,958        3,121
General Counsel


------------

(1) Any bonus awarded represents a bonus for that calendar year, paid in January of the following year.

(2) Excludes certain perquisites and other amounts that, for any executive officer, did not exceed in the aggregate 10% of the total annual salary and bonus for such executive officer.

(3) Includes amounts reimbursed for the payment of taxes on vesting restricted common stock.

(4) Represents restricted common stock awarded to Mr. Curry (15,000 shares) on April 4, 2002, which vests ratably over 5 years (unless there is a "change in control" in which event the shares vest immediately), and on which dividends are paid. Additionally, Mr. Morris owns 6,000 shares ($29,520) of restricted stock awarded prior to 2001, which vest over the next two years (or immediately in the event of a "change in control"). Dividends are paid on these shares.

(5) Represents the number of shares underlying non-qualified stock options awarded for 2001, 2002 and 2003, respectively, which vest ratably over 5 years.

(6) "All Other Compensation" for 2003 represents: (a) employer contributions to the Company's 401(k) Savings Plan, as follows: $6,000 for Mr. Saltzman, $6,000 for Mr. Morris, $5,700 for Mr. Lennon, $4,500 for Ms. Pezzuolo, and $5,680 for Mr. Curry; and (b) the Company's payment of premiums towards life insurance for the benefit of a personal, named beneficiary of the named executive officer, as follows:
         $2,009 for Mr. Morris, $1,146 for Mr. Lennon, $2,870 for Ms. Pezzuolo, and $2,120 for Mr. Curry.

(7)      Mr. Curry joined the Company on April 4, 2002.

Option/SAR Grants in the Latest Fiscal Year

         No individual grants of non-qualified stock options were made to any named executive officer in 2003. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

Aggregated Option Exercises in the Latest Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth information relating to options exercised during 2003 by the Company's President and CEO and those named executive officers in possession of options, as well as the number and value of such options held on December 31, 2003.



                       Aggregated Option Exercises in 2003
                       -----------------------------------
                     And Option Values at December 31, 2003
                     --------------------------------------

                                                             Number of Securities
                                                                      Underlying
                           Shares                                 Unexercised               Value of Unexercised
                          Acquired                                Options at              In-the-Money Options at
                             on               Value            Dec. 31, 2003(#)             Dec. 31, 2003($)(1)
                                                          ----------------------------  -----------------------------
Name                    Exercise (#)      Realized ($)    Exercisable   Unexercisable    Exercisable      Unexercisable
----                    ------------      ------------    -----------   -------------    -----------      -------------

Jon S. Saltzman             ---               ---           81,263          55,050         707,888         328,651
Joseph F. Morris          5,800            59,574           22,598          38,592         174,656         266,094
J. Ransley Lennon           ---               ---           22,517          13,566         197,537          80,991
Garland P. Pezzuolo         ---               ---            3,392          13,566          20,248          80,991
John D. Curry               ---               ---              ---             ---             ---             ---

------------
(1)    Total value of unexercised options is based upon the difference between the last sales price of the Company's Common Stock on the New York Stock
       Exchange as of December 31, 2003 and the exercise price of the options, multiplied by the number of unexercised options.

                      Equity Compensation Plan Information
                      ------------------------------------
                             As of December 31, 2003
                             -----------------------

                                                                                            Number of Securities
                                                         Number Of                           Remaining Available
                                                  Securities To Be                           for Future Issuance
                                                       Issued Upon      Weighted-Average            Under Equity
                                                       Exercise of     Exercise Price of      Compensation Plans
                                                       Outstanding           Outstanding              (Excluding
                                                 Options, Warrants     Options, Warrants    Outstanding Options,
                                                        and Rights            and Rights    Warrants and Rights)
                                               -------------------- --------------------- -----------------------
Equity compensation plan approved
    by security holders (1)                                630,060                $ 5.93                 553,795

Equity compensation plan not approved
    by security holders (2)                                    ---                   ---                 254,701
                                               -------------------- --------------------- -----------------------
                                                           630,060                   ---                 808,496
                                               ==================== ===================== =======================



(1) These securities may be in the form of grants of non-qualified stock options or awards of restricted common stock of the Company pursuant to the Company's 2002 Stock Incentive Plan, as approved by shareholders in May of 2003.
(2) The Agent's Contingent Profit Commission Plan was adopted without shareholder approval on May 7, 2002, and provides for the issuance of shares of restricted common stock to the Company's general agents based on the achievement of predetermined underwriting performance objectives.

                      REPORT OF THE COMPENSATION COMMITTEE

I.   Introduction
     ------------

         The Compensation Committee (2) and the Board of Directors of the Company adopted a written charter setting out the specific responsibilities of this Committee. The Compensation Committee's charter can be found on the Company's web site at http://www.penn-america.com/CorpGovernance/CorpGov.asp.

         The Compensation Committee is charged generally with reviewing, developing, implementing and recommending the appropriate base salary of the President and CEO and with recommending appropriate short-term cash compensation and long-term equity compensation for all other executives and employees. The Compensation Committee bases its compensation recommendations upon information derived from multiple sources including company personnel, recommendations of management, outside compensation consultants and industry surveys. The Compensation Committee believes that consideration of these diverse sources of information helps to create a balanced and appropriate compensation program.

         The Compensation Committee has established an overall compensation program to attract, retain and motivate employees and to enhance their incentive to perform at the highest levels and contribute significantly to the Company's success. In establishing compensation, the Compensation Committee considers various factors including the personal performance of the employees, the attainment of certain financial goals and the need to attract, retain and motivate employees. In August of 2003, the Company retained the services of Watson Wyatt Worldwide ("Watson Wyatt"), an outside compensation consultant, to review the Company's longer-term equity compensation.

II.  Base Salaries
     -------------

         The Compensation Committee does not actively participate in setting employee salaries. In determining appropriate compensation levels for the Company's President and CEO, however, the Compensation Committee reviewed compensation data provided by outside compensation consultants of companies in a peer group deemed appropriate by the Compensation Committee. Peer group companies for purposes of establishing compensation levels were not necessarily the same companies as those included in the performance graph utilized to evaluate the performance of the Company's stock.

         Consistent with advice received from outside compensation consultants, the Compensation Committee generally sets its competitive salaries in the range between the median level and the 75th percentile of those companies it surveys. The base salary of the President and CEO was initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent.

         Mr. Jon Saltzman's compensation was determined by the Compensation Committee in light of the factors set forth above. His total compensation was compared with compensation packages within the industry. In determining Mr. Saltzman's base salary in 2004, the Compensation Committee evaluated his personal and Company performance on both a qualitative and quantitative level. Based on the financial results of the Company in 2003, as well as the Committee's position to maintain salaries between the median level and the 75th percentile, Mr. Saltzman's base salary was increased to $450,000 effective January 1, 2004.

--------------------
2 Formerly known as the "Compensation and Stock Option Committee", this Committee was renamed the "Compensation Committee" on February 26, 2004 in order to more accurately reflect the broader range of compensation with which this Committee deals.

III. Short-Term and Long-Term Equity Compensation
     --------------------------------------------

         In order to attract, retain and motivate employees, the Compensation Committee has established a combination of short-term and long-term compensation. Generally, short-term compensation, in the form of annual cash bonuses, and long-term compensation, in the form of restricted stock grants or non-qualified stock options, are awarded and determined pursuant to three compensation plans.

A.   Key Employee Incentive Plan
     ---------------------------

         The Company's Key Employee Incentive Compensation Plan currently applies to approximately twenty-five (25) executive officers and key employees and is designed as an incentive to encourage these individuals to excel in their performance individually and collectively to the benefit of shareholders and the Company. The Plan is simple and predictable, yet provides significant overall monetary incentives. Under this Plan, short-term cash compensation may be awarded if the Company achieves a pre-determined level of GAAP underwriting income, before taxes.

         In January of 2004, the executive officers and key employees received annual cash bonuses ranging from 18% to 50% of their annualized salary as of December 31, 2003, based upon the achievement of predetermined GAAP underwriting income, before taxes, for the year ended December 31, 2003. In addition, the Compensation Committee authorized a discretionary cash bonus pool of $120,000 to be used by the President and CEO to provide additional cash bonus awards to selected executive officers and key employees. For 2004 (payable 2005), the Compensation Committee has approved continuance of the Key Employee Incentive Plan to each eligible executive officer and key employee, assuming the Company's achievement of a pre-determined Company GAAP underwriting income, before taxes, for the year ended December 31, 2004.

B.   Employee Bonus Plan
     -------------------

         While the Compensation Committee is not charged with establishing salaries and cash bonuses awarded to employees, the Compensation Committee is responsible for establishing employee bonuses to the extent that any such bonus includes non-qualified stock options or restricted stock awards. While previous annual employee bonus plans provided for the award of both cash and non-qualified stock options as a bonus to employees, effective January 1, 2002, non-qualified stock options were removed from the Employee Bonus Plan. Thus, cash bonuses for Company performance in 2003 were awarded and paid in January of 2004, and the Company plans on providing for cash bonuses in 2004 (payable
2005).

C.  2002 Stock Incentive Plan
    -------------------------

         Under the Company's 2002 Stock Incentive Plan, non-qualified stock options and restricted shares of common stock may be granted to executive officers, employees (including employees who are members of the Board of Directors), consultants, advisors and/or independent, outside directors. The size of any stock option or restricted stock award can be based on Company and/or individual performance and the individual's responsibilities and position with the Company. Awards of restricted stock are not discounted and options are generally to be granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant. The vesting of either restricted common stock or non-qualified stock options is subject to the discretion of the Compensation Committee; but generally such vesting occurs over a period of one to five years, unless there is a "change in control" in which event the vesting and exercise periods accelerate. See Section IV, below.

         In 2003, the Committee recommended and the Board authorized an award of 5,000 shares of restricted stock to Richard W. Slomiany, Vice President, Claims, and an award of 2,000 shares of restricted stock to Bridget A. Carducci, Assistant Vice President, Underwriting Administration, as incentives for them to join the Company. These shares vest annually over five (5) years. The Compensation Committee did not grant any other restricted stock or non-qualified stock options to executive officers and key employees in 2003. The Compensation Committee is currently reviewing alternatives suggested by Watson Wyatt, but has not yet concluded its analysis of appropriate longer-term equity compensation for the Company's executive officers and key employees.

         In May of 2003, the Board authorized a grant of 5,000 non-qualified stock options to the independent directors as part of their annual compensation for serving on the Board and at least one committee. In August of 2003, the Compensation Committee retained the services of Watson Wyatt to conduct a review of appropriate forms and levels of longer-term equity compensation for key employees and independent directors. In January of 2004, Watson Wyatt issued its reports. As set forth in "Compensation of Directors" below, on February 26, 2004 the Compensation Committee recommended and the Board approved certain compensation payable in May of each calendar year (commencing May 2004) to each of the Company's independent directors, in the form of cash compensation and an award of 2,000 shares of restricted common stock. The restricted stock will vest over two years; and each independent director is required to own in any one calendar year not less than 2,000 shares of the Company's Common Stock.

IV. Executive Change-In-Control/Employment Continuation Agreements
     --------------------------------------------------------------

         In 2002, as an incentive to certain executive officers to remain in the employ of the Company in the event of a change in control, the Compensation Committee authorized the issuance of executive change in control/employment continuation agreements (hereinafter referred to as "employment continuation agreements"). Effective January 1, 2003, the Company maintains employment continuation agreements with Messrs. Jon S. Saltzman, Joseph F. Morris, J. Ransley Lennon, John D. Curry, and Brian J. Riley, and Ms. Garland P. Pezzuolo. Effective May 1, 2003, the date on which he commenced employment with the Company, the Company maintains an employment continuation agreement with Richard
W. Slomiany. Under the agreements, the Company provides a multiple of between one to two times the employee's then current annualized base salary as "stay" pay, to be distributed in full at the time of the change in control or proposed change in control (as defined below); and the executives agree to remain in the employ of the Company following the date of the announcement of such change of control or proposed change in control.

         The employment continuation agreements further provide that if the key executive's employment is terminated for reasons other than death, disability, voluntary termination (except for voluntary termination for good reason as defined in the agreements), or other than for cause (as defined in the Agreements), upon or within the twelve (12) month period immediately following a change in control, or after a potential change in control and prior to the occurrence of a change in control if a change in control occurs within twelve
(12) months of such termination of employment, then the Company will pay the key executives (i) a severance amount equal to a multiple of between one and two times the key executive's then current annualized base salary, to be paid eighty (80%) percent upon the occurrence of the change in control or proposed change in control and twenty (20%) percent upon the one-year anniversary of the date of the change in control, and (ii) medical and dental benefits for twelve (12) months following the date of termination.

     As defined in the employment continuation agreements, "change of control" means:

              "... a transaction or series of transactions (including any cash tender or securities exchange offer, merger or other business combination, or contested election of directors, or any combination thereof) as the result of which:

              (i) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of a percentage ownership in the aggregate combined voting power of all Voting Securities of the Corporation then outstanding that is greater than the then current percentage ownership of Penn Independent in the aggregate combined voting powers of all Voting Securities of the Corporation then outstanding; or

              (ii) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 30% or more of the aggregate combined voting power of all Voting Securities of the Corporation then outstanding, irrespective of Penn Independent's then current percentage ownership in such Voting Securities; provided that during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of such period, except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

              (iii) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of greater than 50% of the aggregate combined voting power of all Voting Securities of Penn Independent; or

              (iv) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of such period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

              (v) 80% or more of the assets of the Corporation and its Subsidiaries shall be sold or transferred to any Person (other than an Affiliate of the Corporation); or

              (vi) the Board makes a determination that such transaction or transactions constitute a Change of Control for purposes of this individual Agreement; provided, however, that the Board shall make such determination in its sole and absolute discretion and need not make its determination in a uniform manner with respect to the Employee as may be accorded to other employees with similar agreements.

              For purposes of this Agreement, a Change of Control shall be deemed to have occurred on the date upon which any of the foregoing is consummated or becomes effective."

         Under Section 280G of the Internal Revenue Code, if total compensation to any individual as a result of a change in control exceeds three times the average taxable wages over the last five years, the employee is subject to an additional 20% excise tax for the amount of compensation that exceeds the average taxable wages over the last five years. The employment continuation agreements include a provision to "gross up" the excise tax for each qualified individual in the event payments trigger a 280G penalty. The Company does not believe that a 280G will be incurred by any qualified individual.

V.       Conclusion
         ----------

         The Internal Revenue Code provides that publicly held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its CEO and certain other executive officers to the extent that such compensation exceeds $1 million for the executive. The Compensation Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under the Internal Revenue Code. In this regard, base salary and bonus levels are expected to remain below the $1 million limitation in the foreseeable future. Awards of restricted stock under the Company's 2002 Stock Incentive Plan are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1 million limitation.
                                                     Compensation Committee

                                                     M. Moshe Porat (Chairman)
                                                     Charles Ellman
                                                     Richard L. Duszak


Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

         In May of 2003, the Company paid to each of its non-employee, independent directors an annual retainer of $25,000 for serving on the Board of Directors and at least one committee. The Company also paid all out-of-pocket expenses incurred by the Directors for attending meetings; and, pursuant to the Company's 2002 Stock Incentive Plan, granted non-qualified options to purchase 5,000 shares of the Company's Common Stock. Such options were issued at an exercise price equal to fair market value on the date of grant, become exercisable on the first anniversary of the date of grant, and are exercisable for five years from the first anniversary of the date of grant.

         In August of 2003, the Compensation Committee retained the services of Watson Wyatt, an outside compensation consultant, to recommend as to the Company's independent directors appropriate levels of base and longer-term equity compensation. In February of 2004, after analyzing the report prepared by Watson Wyatt relative to independent director compensation, the Compensation Committee recommended and the Board authorized for payment annually commencing in May of 2004:

(a) an annual retainer of $30,000 for serving on the Board of Directors and at least one committee; and,
(b) an award of 2,000 shares of restricted common stock, which vest over two years.

         Each independent director is required to own in any one calendar year not less than 2,000 shares of the Company's Common Stock.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee and Board of Directors of the Company have adopted a written charter setting out the specific responsibilities of the Audit Committee. A copy of the current charter is attached to this proxy statement at Appendix 1, and can be found on the Company's website at http://www.penn-america.com/CorpGovernance/CorpGov.asp.

         Generally, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee's role includes focus on the qualitative aspects of financial reporting to shareholders, the Company's processes to manage business and financial risk, and compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is also responsible for appointing and overseeing the independent auditors, approving all audit and non-audit related services, and for establishing compensation for the auditors.

         The Directors who serve on the Audit Committee are all "independent" as prescribed by New York Stock Exchange listing standards. In addition, the Board of Directors has determined that no member of the Audit Committee has a relationship to the Company that may interfere with their independence from the Company and its management. The Board of Directors has designated Audit Committee member Richard L. Duszak as an "audit committee financial expert", as that term is defined by the Securities and Exchange Commission. Each Audit Committee member's compensation is based solely on that of an outside director serving on the Board and at least one committee of the Board.

         Generally, the Audit Committee meets prior to each quarterly earnings release, prior to the filing of the Company's periodic public reports, and otherwise at the time of the quarterly meetings of the Board of Directors. In fiscal year 2003, the Audit Committee held a total of 13 meetings.

         On February 20, 2003, the Audit Committee authorized management to create a Disclosure Reporting Committee, comprised of the executive officers of the Company, which Committee provides information on a quarterly basis to assist the President and CEO and the Chief Financial Officer with the disclosures and certifications each are required to make in periodic public reports.

         On May 1, 2003, the Audit Committee appointed PricewaterhouseCoopers LLC as the Company's independent auditors. See "Information Concerning Independent Auditors", set forth below. The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee periodically met with the independent auditors, at least quarterly, with and without management present, to discuss the results of their examination, the critical accounting policies of the Company, and the overall quality of the Company's accounting principles, accounting estimates and financial reporting.

         On August 28, 2003, the Audit Committee adopted accounting inquiry procedures for use by employees and others desiring to communicate to the Audit Committee, anonymously or otherwise, accounting, internal accounting control and/or auditing concerns. A copy of the Accounting Inquiry Procedures may be found on the Company's web site at http://www.penn-america.com/CorpGovernance/CorpGov.asp.

         In fulfilling its oversight responsibilities relative to the Company's financial reporting processes, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors all critical accounting policies used by the Company, as well as their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the Statement on Auditing Standards No. 61 (Communication with Audit Committee). The Audit Committee also received from and discussed with the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to that firm's independence from the Company and evaluated and concluded that no officer, director or employee of the Company was at any time in 2003 employed with the independent auditors prior to working for the Company. Finally, the Audit Committee discussed with the independent auditors any matters required to be discussed and considered the compatibility of non-audit services with the auditors' independence.

         Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                                      Audit Committee

                                                      Charles Ellman (Chairman)
                                                      M. Moshe Porat
                                                      Richard L. Duszak


           REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating and Corporate Governance Committee and the Board of Directors of the Company adopted a written charter setting forth the specific responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's charter can be found on the Company's web site at http://www.penn-america.com/CorpGovernance/CorpGov.asp and is attached to this proxy statement as Appendix 2.

         Generally, the Nominating and Corporate Governance Committee reviews the size and composition of the Board of Directors, recommends nominees to serve on the Board of Directors and its committees, oversees the evaluation of the Board of Directors, its committees (including itself) and management, oversees the corporate governance of the Company, and advises the Board of Directors and its committees on effective management and leadership.

         In carrying out its responsibilities for nomination of directors, the Nominating and Corporate Governance Committee considers candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors, if nominated and elected, should be sent to the President of the Company at 420 S. York Road, Hatboro, PA 19040. The Company's bylaws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the President of the Company
(a) with respect to an election to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, and (b) with respect to an election to be held at a special meeting or in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting is given to shareholders. The notice must contain (1) the name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company, if so elected.

         The Nominating and Corporate Governance Committee has determined that the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board of Directors include knowledge of the Company and the markets in which the Company operates, exemplary leadership skills and ethics and an ability to lead and develop corporate culture. Nominees to the Board of Directors must consist of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. The Nominating and Corporate Governance Committee utilized these criteria in its recommendation to the Board of Mr. Sheffield, the only new director nominee. Mr. Sheffield was recommended as a potential nominee by Mr. Richard Duszak. The Nominating and Corporate Governance Committee also recommended to the Board of Directors that the number of directors be reduced to seven (from nine) in order to comply with New York Stock Exchange Listing Standards requiring that a majority of a board of directors of a listed company be "independent" as defined in such listing standards. Thus, Jami Saltzman-Levy and E. Anthony Saltzman voluntarily agreed not to stand for re-election for the Board of Directors so that the Company can be in compliance with such listing standards.

         In carrying out its responsibilities for corporate governance, the Nominating and Corporate Governance Committee and the Board of Directors adopted formal Corporate Governance Guidelines, a Code of Conduct and Ethics for the Chief Executive Officer and Senior Financial Personnel, a Code of Conduct and Ethics for all Officers, Directors and Employees, and charters for the Compensation and Nominating and Corporate Governance Committees. Copies of these governance documents may be found either attached hereto or as part of the Company's web site at http://www.penn-america.com/CorpGovernance/CorpGov.asp.

                                                   Nominating and Corporate
                                                   Governance Committee

                                                   Richard L. Duszak (Chairman)
                                                   Charles Ellman
                                                   M. Moshe Porat

                             STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the New York Stock Exchange ("NYSE") and the Standard and Poor's Insurance Composite ("S&P Insurance Composite") for the period December 31, 1998 through December 31, 2003, assuming an initial investment of $100 and that dividends are reinvested annually.



                                [OBJECT OMITTED]



------------------------------------------------------------------------------------------------------
Value of each year-end initial investment made on December 31, 1998.
------------------------------------------------------------------------------------------------------

                          12-31-98     12-31-99    12-31-00     12-31-01    12-31-02        12-31-03
------------------------------------------------------------------------------------------------------

PNG Stock                 $100.00     $  87.81    $  88.76      $125.25     $163.93         $243.72
------------------------------------------------------------------------------------------------------
NYSE                       100.00       111.33      114.70       105.05       85.91          113.28
------------------------------------------------------------------------------------------------------
S & P Insurance
Composite                  100.00       107.48      145.14       127.39      101.11          122.17
------------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

Headquarters Lease

         The Company's headquarters in Hatboro, Pennsylvania are occupied pursuant to a lease, effective July 1, 2000, between Mr. Irvin Saltzman, Chairman of the Board of Directors, as landlord, and the Company. The lease is for a term of five years and the Company has one five-year renewal option thereafter. The current rent is $357,000 per year, based on a price of $15.25 per square foot. Included in the square footage charge is the Company's share of costs for insurance, real estate taxes, housekeeping, HVAC, energy management, snow removal/landscaping, utilities, pest control, transformer maintenance, bathroom maintenance, plant maintenance, phone/voice mail system maintenance and smoke/fire monitoring. The Company is required to pay its pro rata share of all increases in the base year of taxes, fees, assessments and expenses on the entire office facility. As of March 31, 2004, $97,000 was charged, representing a pro rata share increase in operational expenses for the 2000 through 2003 annual lease terms. Management believes that the amount being paid by the Company under the lease represents a fair market value annual rental charge.

Affiliated Insurance Entities

         Several affiliated companies of Penn Independent are insurance agencies that write business with Penn-America. During the year ended December 31, 2003, the business written by these agencies for Penn-America represented 3.0% ($8,851,000) of the business of Penn-America. As of December 31, 2003, total commissions paid to these agencies were $1,875,000 and balances receivable were $549,000. Mr. E. Anthony Saltzman, Sr. Vice President and Manager of DVUA, is currently a Director of the Company, but is not standing for re-election. Penn-America believes that its arrangements with these agencies are on terms no more favorable than they would otherwise be if these agencies were unaffiliated third parties.

Executive Loans

         In 2000 and 2001, the Board of Directors of Penn-America and the Company authorized Penn-America to issue to certain executives loans towards the purchase of the Company's common stock. Under the terms of the loans, the executives are required to repay principal, brokerage commissions, transaction costs and interest, calculated semi-annually, within five (5) years from the date of the loan. On default, the Company has recourse against the defaulting executive. These loans are forgiven in the event of a change in control, as defined in the loan agreements. This program was formally terminated by order of the Board on August 21, 2002. No executive officer has since entered into any loan(s) with Penn-America.

     The Company has entered into loans with the Company's President and CEO and those named executive officers listed on page 9, as follows:



------------------------  ---------------------  ---------------------  -----------------------
                               Total Loan          Weighted Average        Number of Shares
         Name                    Amount             Interest Rate              Acquired
------------------------  ---------------------  ---------------------  -----------------------
Jon S. Saltzman                $359,072                  6.16%                  71,250
------------------------  ---------------------  ---------------------  -----------------------
Joseph F. Morris                 55,845                  5.07                    9,000
------------------------  ---------------------  ---------------------  -----------------------
J. Ransley Lennon                97,943                  6.20                   16,500
------------------------  ---------------------  ---------------------  -----------------------
Garland P. Pezzuolo              35,511                  5.61                    6,000
------------------------  ---------------------  ---------------------  -----------------------
Total:                         $548,371                  6.02%                 102,750
------------------------  =====================  =====================  =======================



Agreements with Penn Independent Corporation

         Penn-America receives services from executives, staff and administrative personnel of Penn Independent, including services in connection with human resource administration and facilities management. In 2003, Penn-America was charged $220,000 for such services.

         The Company believes that the terms of those certain transactions described above are at least as favorable as those that might have been obtained from unaffiliated third parties.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

         As previously disclosed, on May 1, 2003, the Audit Committee of the Board of Directors met and decided to dismiss Ernst & Young LLP ("E&Y") as the Company's independent auditors. Simultaneously, the Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditor for 2003 and retained E&Y as the Company's consulting actuary.

         E&Y's report on the Company's consolidated financial statements as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         There have been no disagreements (as that term is defined in Item 304(a) (1) (iv) of Regulation S-K) between the Company and E&Y during the Company's two (2) fiscal years ended December 31, 2002 and through April 30, 2003 on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

         There have been no "reportable events" (as that term is used in Item 304(a) (1) (v) of Regulation S-K) during the Company's two (2) fiscal years ended December 31, 2002 and through April 30, 2003.

         During the two (2) fiscal years ended December 31, 2002 and through April 30, 2003, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a) (2) (i) and (ii) of Regulation S-K.

         The Company provided E&Y with a copy of the foregoing disclosures required by Item 304(a) of Regulation S-K, as contained in the Company's report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2003. E&Y furnished the Company with a letter addressed to the SEC responding to the Company's disclosures, which was filed as Exhibit 16.1 to the Company's report on Form 8-K.

         On May 1, 2003, management, on behalf of the Audit Committee of the Board of Directors, notified PwC that the Audit Committee had engaged them as the Company's independent auditors effective May 1, 2003. The Company authorized E&Y to respond fully to any inquiries of PwC.

         The Audit Committee is currently evaluating the retention of PwC as the Company's auditors for calendar year 2004. Representatives of PwC, as auditors for December 31, 2003, are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                       Independent Auditor Fee Information

         As required by its own policies and procedures, the Audit Committee approved and authorized for payment, in advance, all services (audit and non-audit related) provided by our independent auditors. PwC replaced E&Y as the Company's independent auditors on May 1, 2003. Fees for professional services provided by the Company's independent auditors in each of the last two fiscal years were as follows:



                                 --------------------------------------------------------------
                                                        Year ended December 31,
                                 --------------------------------------------------------------
                                                        2003                           2002
                                 ---------------------------------------------  ---------------
                                       PwC            E&Y           Total              E&Y
                                 --------------- -------------- --------------  ---------------
Audit fees (1)                     $ 109,000       $ 29,000      $ 138,000        $ 100,000
                                 --------------- -------------- --------------  ---------------
Audit related fees (2)                   ---            ---            ---          144,000
                                 --------------- -------------- --------------  ---------------
Tax fees (3)                          16,000            ---         16,000              ---
                                 --------------- -------------- --------------  ---------------
All other fees (4)                       ---            ---            ---           53,000
                                 --------------- -------------- --------------  ---------------
    Total                          $ 125,000       $ 29,000      $ 154,000        $ 297,000
                                 =============== ============== ==============  ===============


(1) Fees for audit services include fees relate to the annual audit of the Company's consolidated financial statements, the quarterly reviews of the Company's reports on Form 10-Q and the annual statutory audits of the Company's insurance subsidiaries.

(2) Audit related fees relate to the registration statements filed by the Company in 2002.

(3) Tax fees relate to completing the Company's consolidated federal income tax return.

(4) All other fees relate to actuarial services. In August of 2003, the Company's consulting actuary left E&Y for Huggins Actuarial Services Inc., which the Audit Committee subsequently appointed to serve as the Company's consulting actuary for the year ended December 31, 2003. In 2003, the Company paid to Huggins Actuarial Services Inc. $51,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. In November of 2003, Director M. Moshe Porat filed with the SEC a Form 4 disclosing his sale of 3,000 shares of Company common stock on August 27, 2003 and 3,000 shares of Company common stock on September 5, 2003, for which he failed to file timely reports of change in ownership with the SEC. Based on the reports received by it, and written representations received from the Reporting Persons, the Company believes that all other filings required to be made by the Reporting Persons for the period January 1, 2003 through December 31, 2003 were made on a timely basis.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2005 must be received by the Company at its principal office in Hatboro, Pennsylvania, no later than December 31, 2004, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Meeting.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT. THIS REPORT IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.PENN-AMERICA.COM.
                                      --------------------

                                   Appendix 1
                                  ------------

                         CHARTER OF THE AUDIT COMMITTEE
                           OF PENN-AMERICA GROUP, INC.

         Effective May 19, 1999, as most recently ratified February 26, 2004, the Audit Committee of the Board of Directors of Penn-America Group, Inc., formally adopts the following statement:

I.   Structure:
     ---------

It is hereby agreed that the Audit Committee of the Board of Directors of Penn-America Group, Inc., shall consist of at least three independent outside directors:

     A. Whose independence shall be determined by the Board of Directors in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange;

     B. Who are financially literate, as interpreted by the Company's Board of Directors in its business judgment in accordance with applicable rules and regulations of the Securities and Exchange Commission and New York Stock Exchange; and,

     C. At least one such independent, outside director shall have accounting or related financial management expertise, as interpreted by the Company's Board of Directors in its business judgment in accordance with applicable rules and regulations of the Securities and Exchange Commission and New York Stock Exchange.

II.  Purpose:
     --------

The purpose of the Audit Committee is to:

     A. Assist the Board with oversight of: (i) the integrity of the Company's financial statements, (ii) the Company's compliance and legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and, (iv) the performance of the Company's internal audit function and independent auditors; and,

     B. Prepare the report, as required by the Securities and Exchange Commission, to be included in the Company's Annual Proxy Statement.

III. General Responsibilities:
     -------------------------

The Audit Committee hereby agrees to:

     A.   Periodically:

          (1)  Instruct the independent auditor that the Audit Committee, as the
               Board of Directors' representative, is the auditor's client;
          (2)  Provide an open avenue of communication between the independent auditor and the Board of Directors;
          (3) Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices;
          (4) Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's and related entities' financial statements, compliance policies and programs;
          (5) Promptly notify the Board of Directors in the event of a change in circumstance that would change a member of the Audit Committee's status as "independent;" and
          (6) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such investigation.

     B.   Quarterly:

          (1) Meet quarterly, at least. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary;
          (2) Meet separately with management and with the independent auditors;
          (3)  Report to the Board of Directors.

     C.   Annually:

          (1) Retain and/or terminate and establish compensation for independent auditors;
          (2) Assure the independence of the independent auditor by, among other things, having the independent auditor submit on a periodic basis to the Audit Committee a formal written statement addressing the auditor's independence. The Audit Committee shall engage in dialogue with the outside auditor with respect to any matter that might impact the objectivity or independence of the outside auditor;
          (3) Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;
          (4) Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor;
          (5)  Review and update this Committee Charter.

IV. Specific Duties:
    ----------------

The Audit Committee further agrees to:

     A.   Periodically:

          (1) Coordinate with the Company's human resource department the hiring policies with respect to employees and former employees of independent outside auditors to ensure independence of the outside auditors and to otherwise comply with Company employment policies and practices;

     B.   Quarterly:

          (1) Consider and review with the independent auditor their quarterly and annual report describing:
               (a) The adequacy of the Company's and related entities' internal controls, including computerized information system controls and security;
               (b) Related findings and recommendations of the independent auditor together with management's responses;
               (c) Material issues raised as a result of inquiry by any government or regulatory body, within the preceding five (5) years, relative to audits;
               (d) All relationships between the independent auditor and the Company;
          (2)  Consider and review with management and the independent auditor:
               (a) Significant findings, including the Status of Previous Audit Recommendations;
               (b) Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information. Meet periodically with the independent auditor and management in separate sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee;
               (c)  Annual and quarterly audited financials, including MD&A ;
               (d) Earnings releases and financial information and earnings guidance to analysts;
               (e)  Policies with respect to risk assessment and management;
          (3) Report to the Board on significant results of the foregoing analyses;
          (4) Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities;
          (5) Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company;
          (6) Inquire as to the auditor's independent qualitative judgments about the clarity of the financial disclosure practices used or proposed to be adopted by the Company;
          (7) Discuss on a timely basis with the auditor their review of the Company's quarterly financial information and results thereof;
          (8) Inquire as to the auditor's views about whether management's choices of accounting principles are common practices or in the minority;

          (9) Determine as regards to new transactions or events, management's reasoning for the appropriateness of the accounting principles and disclosure practices, and seek the advice of the auditors, if appropriate;
          (10) Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices;
          (11) Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

     C.   Annually:

     (1) Review with management and the independent auditor the results of annual audits and related comments in consultation with committees as deemed appropriate including:
          (a) The independent auditor's audit of Penn-America Group, Inc.'s and subsidiaries' annual financial statements, accompanying footnotes and its report thereon.
          (b) Any significant changes required in the independent auditor's audit plans.
          (c) Any difficulties or disputes with management encountered during the course of the audit.
          (d) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

The Audit Committee is responsible for the duties set forth above, but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.


















Ed. 2/26/2004

                                   Appendix 2
                                   ----------

                            PENN-AMERICA GROUP, INC.
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
              -----------------------------------------------------

I. Purpose: The Nominating and Corporate Governance Committee (the "Committee") shall:

     A.   Identify individuals qualified to become Board of Director members,
     B. Recommend to the Board of Directors the director nominees for the next annual meeting of shareholders,
     C. Develop and recommend to the Board of Directors a set of corporate governance principles, and
     D. Lead the Board of Directors in complying with its corporate governance principles.

This Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with law, reflects best practices in good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company.

II. Composition: The membership of this Committee shall consist of at least three (3) directors, all of whom shall be independent and appointed annually by the Board of Directors. Independence for membership purposes shall be established in accordance with the SEC and the NYSE rules and guidelines.

        The Board of Directors shall appoint the Chairperson of the Committee at its first meeting after each annual meeting of the shareholders.

III. Responsibilities: This Committee's goals and responsibilities shall be to:

     A. Identify the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board of Directors and utilize such criteria in this Committee's recommendation of new directors. As part of this process, this Committee shall ensure that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. In making its recommendations, this Committee will consider, among other things, submissions from shareholders. This Committee will conduct appropriate and necessary inquiries into the background and qualifications of possible candidates, and shall actively recruit qualified individuals.

     B. Oversee the evaluation of the Board of Directors and management. In this regard the Committee shall, without limitation:

          (1) Evaluate, and report to the Board of Directors, the effectiveness of the Board of Directors (including, without limitation, the effectiveness of the Committees and the Compensation Committee in particular in its process of establishing goals and objectives for, and evaluating the performance of, the Chief Executive Officer and the other officers of the Company). In this process, the Committee shall receive comments from all Directors.

          (2) Upon request or as required, review performance, qualifications and other related issues concerning Board members.

          (3) Review with the Chief Executive Officer the succession plans relating to officers of the Company.

     C. Recommend to the Board of Directors director nominees for each Committee and each Committee chair;

     D. Oversee the corporate governance of the Company, advising the Board of Directors and its Committees on effective management and leadership. In this regard this Committee shall:

          (1) Develop and recommend to the Board of Directors a set of corporate governance guidelines;

          (2) At least annually review, and recommend to the Board of Directors appropriate changes to the articles of incorporation, by-laws, corporate governance guidelines, this charter and the charters of the other committees of the Board of Directors, the codes of business conduct and ethics, and all other corporate governance related matters. Such review shall consider, without limitation:

               (a) The structure, duties, size, membership and functions of the Board of Directors and its Committees.

               (b) The format and frequency of meetings of the Board of Directors and its Committees.

               (c) The performance of the Board of Directors (as a whole) and each Committee of the Board of Directors (as a whole).

          (3) Consider and advise the Board of Directors with respect to questions of actual, apparent and potential violations of the code of conduct and ethics of directors, officers and employees . Such activities shall include a review of the outside activities of Directors and officers. While this Committee intends to be proactive in this area, this Committee is mindful that it is the obligation of each Director and officer to bring to the attention of this Committee any actual, apparent or possible conflict of interest.

          (4) Keep informed as to current requirements and trends in corporate governance to ensure that the Company is fully compliant with law and engaging in corporate governance "best practices".

     E.   Regularly report its activities to the Board.

     F.   Evaluate the performance of this Committee.

     G. Perform such other responsibilities as may be delegated to it by the Board of Directors.

         This Committee shall perform each of its goals and responsibilities at least annually, but more often if this Committee shall determine necessary or appropriate.

V. Committee Authority: This Committee shall have the following authorities:

     A. The sole power to retain and terminate any search firm to be used to identify director candidates, including the authority to approve the search firm's fees and other retention terms. Any such consultant shall report directly to this Committee.

     B. To obtain advice and assistance from internal or external legal, accounting or other advisors and to have direct access to such advisors without the presence of any officer of the Company.

     C. To interview and meet with any employee of the Company without the presence of any officer of the Company.

     D.   To form and delegate authority to subcommittees.

     E. Such other powers as may be necessary or appropriate to fulfill its purposes.

VI. Meetings: This Committee shall meet at least annually, or more frequently as circumstances dictate. A majority of the members of this Committee shall constitute a quorum for the transaction of business. The agenda of each Committee meeting shall be established by the Chairperson with the assistance of appropriate members of management. Each Committee member is free to suggest the inclusion of items on the agenda. Each Committee member is free to raise at any Committee meeting subjects that are not on the agenda for that meeting.














Ed. 2/26/04



                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


Unless otherwise specified, the shares will be voted "FOR" the election of all          [X] Please mark your vote
seven nominees for director and "FOR" the other proposal set forth below.                   as in this example


1. Election of Directors (nominees as listed) Nominees: Irvin Saltzman, Jon S.            FOR           WITHHELD
   Saltzman, Richard L. Duszak, Charles Ellman, Robert A. Lear, M. Moshe Porat            [ ]              [ ]
   and Martin Sheffield


For, except vote withheld from the following nominee(s):________________________


2. To approve an amendment to the Company's Certificate of Incorporation to               FOR           WITHHELD
   increase authorized common stock from 20,000,000 shares to 30,000,000 shares;          [ ]              [ ]
   and,

3. To vote on such other business which may properly come before the meeting.





                                                                  Dated__________________________________, 2004


                                                                  Signature____________________________________


                                                                  Signature____________________________________


                                                                  NOTE:  Please  sign this Proxy as name(s)  appear(s)  in address.
                                                                  When  signing  as  attorney-in-fact,   executor,   administrator,
                                                                  trustee or guardian, please add your title as such, and if signer is a  corporation  please sign with full  corporate  name by duly authorized officer or officers and affix the corporate seal. When stock  is  issued  in the name of two or more  persons,  all such persons should sign.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

[LOGO OMITTED]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF PENN-AMERICA GROUP, INC.

   The undersigned, a holder of Common Stock of PENN-AMERICA GROUP, INC., hereby constitutes and appoints JON S. SALTZMAN and GARLAND P. PEZZUOLO, and each of
P them acting individually, as the proxy of the undersigned, with full power of R substitution, for and in the name and stead of the undersigned, to attend the O Annual Meeting of Shareholders of the Company to be held on Thursday, May 13, X 2004 at 10:00 a.m. at 420 S. York Road, Hatboro, Pennsylvania, and any Y adjournment or postponement thereof, and thereat to vote all shares of Common
   Stock which the undersigned would be entitled to vote if personally present.

   This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PENN-AMERICA GROUP, INC. SEE REVERSE SIDE. PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                                         [SEE REVERSE SIDE]